Exhibit 13.1

Certification by the Principal Executive Officer pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

CERTIFICATIONS

In connection with the Annual Report of Addex Therapeutics Ltd (the “Company”) on Form 20-F for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tim Dyer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2025
/s/ TIM DYER

Name:	Tim Dyer
Title:	Chief Executive Officer
(Principal Executive Officer)

This certification accompanies the Report, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Addex Therapeutics Ltd under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.